Exhibit 4.2

PLATFORM ACQUISITION HOLDINGS LIMITED

WARRANT INSTRUMENT

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION	3

2.	CONSTITUTION AND FORM OF WARRANTS	6

3.	WARRANT CERTIFICATES	7

4.	EXERCISE OF WARRANTS	7

5.	UNDERTAKINGS	11

6.	ADJUSTMENT OF SUBSCRIPTION RIGHTS	11

7.	MANDATORY REDEMPTION	12

8.	GENERAL OFFERS AND LIQUIDATION	13

9.	TRANSFER AND TITLE	13

10.	MEETINGS OF WARRANTHOLDERS	14

11.	MODIFICATIONS	15

12.	PURCHASE, SURRENDER AND CANCELLATION	15

13.	AVAILABILITY OF INSTRUMENT AND NOTICES	15

14.	PURCHASE OF ORDINARY SHARES BY THE COMPANY	15

15.	ENFORCEMENT	16

16.	GOVERNING LAW	16

SCHEDULE 1		17

FORM OF WARRANT CERTIFICATE		17

SCHEDULE 2		24

REGISTRATION, TRANSFER AND TRANSMISSION		24

THIS WARRANT INSTRUMENT IS EXECUTED BY WAY OF DEED POLL ON 17 MAY 2013 BY

PLATFORM ACQUISITION HOLDINGS LIMITED, a company incorporated in the British Virgin Islands with registered number 1771302, whose registered office is at Nemours Chambers, Road Town, Tortola British Virgin Islands (the “Company”).

BACKGROUND

(A)	By a resolution of the board of directors of the Company (the “Board”) passed on 16 May 2013 the Board authorised the issue by the Company of up to 90,529,500 Warrants (as defined below) on the terms and subject to the conditions set out in this Instrument.

(B)	The Company has accordingly determined to execute this Instrument to set out the rights and interests of the Warrantholders (as defined below).

OPERATIVE PROVISIONS

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Instrument:

“Acquisition” has the meaning given in the Prospectus;

“Admission” means admission of the Ordinary Shares and Warrants to the Official List and to trading on the London Stock Exchange’s main market for listed securities;

“Articles” means the articles of association of the Company as amended from time to time;

“Average Price” has the meaning given in the Prospectus;

“business day” means any day (excluding a Saturday or a Sunday) on which banks in England or, if the Receiving Agent is not located in England, the country of location of the Receiving Agent (or such other person as has been notified to the Warrantholders in accordance with Clause 4.2) are open for business;

“BVI” means the territory of the British Virgin Islands;

“Companies Act” means the BVI Companies Act, 2004 (as amended);

“Directors” means the directors of the Company from time to time;

“ERISA” means the US Employee Retirement Income Security Act of 1974, as amended;

“Exercise Price” means $11.50 per Ordinary Share (or such adjusted price as may be determined from to time in accordance with the provisions of Clause 6 (Adjustment of Subscription Rights)), which is the aggregate amount payable for each Minimum Exercise Amount;

“Extraordinary Resolution” means a resolution passed at a meeting of the Warrantholders duly convened and held and carried by a majority consisting of not less than three-fourths of the votes cast upon a show of hands or, if a poll is duly demanded, by a majority of not less than three-fourths of the votes cast on a poll;

“FCA” means the UK Financial Conduct Authority;

“FSMA” means the UK Financial Services and Markets Act 2000, as amended;

“Listing Rules” means the listing rules made by the UK Listing Authority under section 73A of FSMA as amended from time to time;

“London Stock Exchange” means London Stock Exchange plc;

“Minimum Exercise Amount” means, as of the applicable time of determination, with respect to each exercise of Warrants, the number of Warrants necessary for a Warrantholder to exercise to receive one whole Ordinary Share upon such exercise;

“New Company” has the meaning given in Clause 8.2;

“Official List” means the official list maintained by the UK Listing Authority;

“Ordinary Shares” means (i) the ordinary shares of no par value each in the capital of the Company and (ii) any capital shares into which such ordinary shares shall have been changed or any share capital resulting from a reclassification of such ordinary shares;

“Portion” means, as of the applicable time of determination, (as applicable) (i) from and after the date hereof through the time immediately preceding the first adjustment (if any) under Clause 6, one third (1/3rd), (ii) from and after the time of the first adjustment (if any) under Clause 6 until the next adjustment thereunder, the product of (x) one third (1/3rd) multiplied by (y) the applicable Adjustment Percentage that is calculated in respect of such first adjustment or (iii) from and after the time of each successive adjustment (if any) under Clause 6, the product of (x) the fraction then in effect as previously determined pursuant to the immediately preceding clause (ii) or this clause (iii) (as the case may be) multiplied by (y) the applicable Adjustment Percentage that is calculated in respect of such applicable adjustment.

“Prohibited Person” means any person who by virtue of his holding or beneficial ownership of shares or warrants in the Company would or might in the opinion of the Directors: (i) give rise to an obligation on the Company to register as an “investment company” under the U.S. Investment Company Act or any similar legislation; (ii) give rise to an obligation on the Company to register under the U.S. Exchange Act of 1934, as amended or any similar legislation or result in the Company not being considered a “foreign private issuer” as such term is defined in Rule 3b-4(c) under the U.S. Exchange Act of 1934, as amended; (iii) result in a U.S. Plan Investor holding shares in the Company; or (iv) create a material legal or regulatory issue for the Company under the U.S. Bank Holding Company Act of 1956, as amended, or regulations or interpretations thereunder;

“Prospectus” means the prospectus to be published by the Company in connection with Admission in accordance with the Prospectus Rules on or around 17 May 2013;

“Prospectus Rules” means the prospectus rules of the UK Listing Authority made in accordance with Section 73A of FSMA as amended from time to time;

“QIB” has the meaning given to the term “qualified institutional buyer” in Rule 144A;

“Receiving Agent” means Computershare Investor Services PLC or such other receiving agent as the Registrar may appoint from time to time;

“Redemption Event” has the meaning given in Clause 7.2;

“Redemption Notice” means the notice to Warrantholders notifying the occurrence of a Redemption Event to be given pursuant to Clause 7.3;

“Redemption Trigger Price” means $18 (subject to adjustment pursuant to Clause 7.4);

“Register” means the register of Warrantholders required to be maintained pursuant to Clause 9.1;

“Registrar” means Computershare Investors Services (BVI) Limited or such other person or persons appointed by the Company from time to time to maintain the Register;

“Regulation S” means Regulation S under the Securities Act;

“Regulatory Information Service” means a regulatory information service authorised by the UK Listing Authority to receive, process and disseminate regulatory information in respect of listed companies;

“Rule 144A” means Rule 144A promulgated by the U.S. Securities and Exchange Commission under the Securities Act;

“Securities Act” means the U.S. Securities Act of 1933, as amended;

“Subscription Notice” means in relation to any Warrant the notice of subscription attached to the Warrant Certificate;

“Subscription Period” means, in relation to any Warrant, the period commencing on the date of Admission and ending on the earlier to occur of (i) 5:00 p.m. (London time) on the third anniversary of the completion of the Acquisition and (ii) such earlier date as is set forth in this Instrument, provided that if such day is not a Trading Day, the Trading Day immediately following such day;

“Subscription Rights” means the subscription rights in respect of Ordinary Shares granted by the Company to Warrantholders pursuant to this Instrument;

“Trading Day” means a day on which the main market of the London Stock Exchange (or such other applicable securities exchange or quotation system on which the Ordinary Shares or Warrants are listed) is open for business (other than a day on which the main market of the London Stock Exchange (or such other applicable securities exchange or quotation system) is scheduled to or does close prior to its regular weekday closing time);

“UK Listing Authority” means the FCA in its capacity as the competent authority for listing in the UK pursuant to Part VI of FSMA;

“U.S. Investment Company Act” means the U.S. Investment Company Act of 1940, as amended, and related rules;

“U.S. Person” has the meaning given to the term “U.S. Person” in Regulation S;

“U.S. Plan Investor” means (i) an employee benefit plan as defined in section 3(3) of ERISA (whether or not subject to the provisions of Title I of ERISA, but excluding plans maintained outside of the U.S. that are described in Section 4(b)(4) of ERISA); (ii) a plan, individual retirement account or other arrangement that is described in Section 4975 of the U.S. Tax Code, whether or not such plan, account or arrangement is subject to Section 4975 of the U.S. Tax Code; (iii) an insurance company using general account assets, if such general account assets are deemed to include assets of any of the foregoing types of plans, accounts or arrangements for purposes of Title I of ERISA or Section 4975 of the U.S. Tax Code; or (iv) an entity which is deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements that is subject to Title I of ERISA of Section 4975 of the U.S. Tax Code;

“U.S. Tax Code” means the U.S. Internal Revenue Code of 1986, as amended;

“Warrant Certificate” means a certificate evidencing a holding of Warrants in certificated form, such certificate being in or substantially in the form set out in Schedule 1 (Form of Warrant Certificate);

“Warrantholder” means in relation to any Warrant, the person or persons who is or are for the time being the registered holder or joint holders of such Warrant in the Register; and

“Warrants” means each of the warrants of the Company constituted by this Instrument and all rights conferred by this Instrument.

1.2	The Clause headings are inserted for guidance only and shall not affect the meaning or interpretation of any part of this Instrument.

1.3	Reference to Clauses, sub-Clauses and Schedules in this Instrument are references to the Clauses, sub-Clauses and Schedules of and to this Instrument.

1.4	References to any statute or statutory provision include references to that statute or statutory provision as from time to time amended, extended or re-enacted and to any rules, orders, regulations and delegated legislation made thereunder.

1.5	Words importing the singular shall include the plural and vice versa; words importing the masculine shall include the feminine and neuter and vice versa; words importing persons shall include bodies corporate, unincorporated associations and partnerships.

1.6	Any register, index, minute book or book of account required to be kept by this Instrument shall be kept, and inspection thereof shall be allowed and copies shall be supplied, in such form and manner and subject to such precautions as would from time to time be permissible or required if it were a register, index, minute book or book of account required to be kept by the Companies Act and references to such records in the Instrument shall be construed accordingly.

1.7	A Warrant is “outstanding” unless the Subscription Rights attached to such Warrant have been exercised in full or have lapsed in accordance with the provisions of this Instrument.

1.8	Any reference to “writing” or “written” includes any method of reproducing words or text in a legible and non-transitory form but, for the avoidance of doubt, shall not include e-mail.

1.9	References to “$” are to the lawful currency of the United States as at the date of this Instrument.

1.10	References to times of the day are to that time in London and references to a day are to a period of 24 hours running from midnight to midnight.

2.	CONSTITUTION AND FORM OF WARRANTS

2.1	The Company hereby creates and constitutes, pursuant to a resolution of the Board passed on 16 May 2013, 90,529,500 warrants to subscribe for Ordinary Shares on the terms and subject to the conditions of this Instrument.

2.2	Each Warrant confers the right (but not the obligation) on the Warrantholder to subscribe for the applicable Portion of an Ordinary Share during the Subscription Period on the terms and subject to the conditions set out in this Instrument.

2.3	The Company undertakes to comply with the terms and conditions of this Instrument and specifically, but without limitation, to do all such things and execute all such documents to the extent necessary in order to give effect to the exercise of any Subscription Rights in accordance with this Instrument.

2.4	Upon the issue of any Warrant, the Company shall enter the person or persons to whom the Warrant is issued into the Register in respect of such Warrant. The Warrants registered in a Warrantholder’s name will be held in certificated form and will be evidenced by a Warrant Certificate issued by the Company.

2.5	The Company shall, upon exercise of all or any of the Warrants in accordance with Clause 4 (Exercise of Warrants) from time to time during the Subscription Period, including, without limitation, the payment, in full, of the Exercise Price with respect thereto, forthwith allot and issue the number of Ordinary Shares required to be allotted and issued in accordance with the terms of this Instrument.

2.6	The Warrants are issued subject to the Articles and otherwise on the terms and conditions of this Instrument, which are binding upon the Company and each Warrantholder and all persons claiming through them.

3.	WARRANT CERTIFICATES

3.1	Every Warrant Certificate shall be in the form or substantially in the form set out in Schedule 1 (Form of Warrant Certificate) and shall have endorsed thereon a Subscription Notice and Form of Nomination in the form or substantially in the form set out in Schedule 1 (Form of Warrant Certificate).

3.2	Every Warrantholder shall be entitled without charge to one Warrant Certificate for the Warrants held by him save that joint holders shall be entitled to one certificate only in respect of the Warrants held by them jointly which certificate shall be delivered to the holder whose name stands first in the Register in respect of such joint holding. The Company shall not be bound to register more than four persons as joint holders of any Warrants.

3.3	Where some but not all of the Warrants comprised in any Warrant Certificate are transferred or exercised the Company shall issue, free of charge, to the relevant Warrantholder a fresh Warrant Certificate in accordance with the other provisions of this Instrument for the balance of the Warrants retained by such Warrantholder.

3.4	All Warrant Certificates shall be executed by the Company.

3.5	If a Warrant Certificate is mutilated, defaced, lost, stolen or destroyed, it shall, at the discretion of the Company, be replaced at the office of the Registrar on payment of such expenses as may reasonably be incurred in connection therewith and on such terms as to evidence, indemnity and/or security as the Company may reasonably require. Mutilated or defaced Warrant Certificates must be surrendered before replacements will be issued.

4.	EXERCISE OF WARRANTS

4.1

Subject to this Clause 4 and the terms and conditions of this Instrument, a Warrantholder may exercise all or any portion of its Subscription Rights for all or any whole number of Ordinary Shares for which he is entitled to subscribe at any time during the Subscription Period. The exercise of Subscription Rights must be made subject to, and in compliance with, any laws and regulations for the time being in force and upon payment of any taxes, duties and other governmental charges payable by reason of the exercise (other than taxes and duties imposed on the Company).

4.2	Notwithstanding anything contained in this Instrument to the contrary, no exercise of a Warrant shall be valid unless the number of Warrants exercised upon such exercise is equal to either the Minimum Exercise Amount or a multiple of the Minimum Exercise Amount that results in only a whole number of Ordinary Shares being issued upon such exercise. No fraction of a Warrant will be issued or returned to a Warrantholder following exercise. Any fraction of a Warrant arising upon exercise will lapse and be cancelled and a Warrantholder will have no further Subscription Rights in respect of any such Warrant. For the purposes of determining whether a (and if so what) fraction of a Warrant arises upon exercise, the number of Warrants being exercised will first be aggregated.

4.3	In order to exercise Subscription Rights, whether in whole or in part, Warrantholders must deliver or cause to be delivered the relevant Warrant Certificate(s) to the Receiving Agent at the address indicated in the Subscription Notice (or to any other person or address otherwise notified to Warrantholders in accordance with Clause 13.2) together with the Subscription Notice duly completed and signed (or any other document(s) as the Company may, in its absolute discretion, accept), together with a remittance in cleared funds for the Exercise Price in respect of the whole number of Ordinary Shares being acquired with respect to the Warrants being exercised. Once so delivered, a Subscription Notice shall be irrevocable save with the consent of the Board.

4.4	Warrants will be deemed to be exercised on the business day upon which the Receiving Agent (or such other person as shall have been notified to Warrantholders in accordance with Clause 12.2) shall have received the relevant documentation and remittance in cleared funds referred to in this Clause 4 (Exercise of Warrants). Subject to Subscription Rights being validly exercised and value having been received by the Company in respect of the relevant remittance, the Company shall allot the Ordinary Shares to be issued pursuant to the exercise of Subscription Rights and enter the allottee of such Ordinary Shares in the Company’s register of members not later than 10 days after the date on which such Subscription Rights are exercised. If an adjustment is made pursuant to Clause 6 after the exercise date but before the relevant Ordinary Shares have been allotted, the Warrantholder will receive such number of Ordinary Shares as it would have received had the exercise taken place following the adjustment taking effect.

4.5	As soon as practicable following the exercise of Subscription Rights in accordance with the terms of this Instrument and, in any event, not later than 28 days after the date on which such Subscription Rights are exercised, the Company shall issue:

4.5.1	a certificate for the Ordinary Shares in the name of such Warrantholder or such other person as may be named on the Form of Nomination set out in the Warrant Certificate (subject as provided by law and to payment of stamp duty, stamp duty reserve tax or any similar tax as may be applicable); and

4.5.2	in the event of a partial exercise of Subscription Rights by any Warrantholder, a Warrant Certificate in the name of such Warrantholder in respect of the balance of the Warrants represented by the relevant Warrant Certificate that remaining outstanding.

The certificate for the Ordinary Shares arising on the exercise of Warrants (together with any balancing Warrant Certificate) will be despatched at the risk of the person entitled thereto to the address of such person or (in the case of a joint holding) to that one of them whose name stands first in the Register or relevant Form of Nomination and will be sent by ordinary postal delivery.

4.6	Every Warrant in respect of which Subscription Rights:

4.6.1	have been exercised in full; or

4.6.2	have not been exercised (whether in whole or in part) during the Subscription Period,

shall lapse and be cancelled and Warrantholders will have no further Subscription Rights in respect of such Warrants.

4.7	Ordinary Shares allotted pursuant to the exercise of Warrants in accordance with the terms of this Instrument shall be issued fully paid and free from any liens, charges or encumbrances and rights of pre-emption but shall not rank for any dividends or other distributions declared, made or paid on the Ordinary Shares for which the record date is prior to the relevant day on which the Warrants are exercised but, subject thereto, shall rank in full for all dividends and other distributions declared, made or paid on the Ordinary Shares on or after the relevant day on which the Warrants are exercised and otherwise pari passu in all respects with the Ordinary Shares in issue at that date.

4.8	At any time when the Ordinary Shares are listed on the Official List and admitted to trading on the London Stock Exchange’s main market for listed securities and/or any other securities exchange or quotation system, it is the intention of the Company to apply to the UK Listing Authority and London Stock Exchange (or relevant authority for any other securities exchange or quotation system) for the Ordinary Shares allotted pursuant to any exercise of Warrants to be admitted to the Official List and to trading on the London Stock Exchange’s main market for listed securities or such other securities exchange or quotation system on which the Ordinary Shares are traded or quoted.

4.9	The exercise of Subscription Rights by any holder or beneficial owner of Warrants who is a U.S. Person, or the right of such a holder or beneficial owner of Warrants or other U.S. Person to receive the Ordinary Shares falling to be issued to him following the exercise of his Subscription Rights, will be subject to such requirements, conditions, restrictions, limitations and/or prohibitions as the Company may at any time impose, in its absolute discretion, for the purpose of complying with the securities laws of the United States (including, without limitation, the Securities Act, the U.S. Investment Company Act, and any rules or regulations promulgated under such acts).

4.10	Each person exercising Subscription Rights will represent, warrant and agree as follows:

4.10.1	either:

(a)	it is a QIB and exercising for its own account or the account of a QIB and is doing so in reliance upon an applicable exemption from the registration requirements of the Securities Act; and:

(i)	it understands that the Ordinary Shares to be issued upon exercise of the Warrants have not been and will not be registered under the Securities Act;

(ii)	it may be asked to supply an opinion of legal counsel that the Ordinary Shares issuable upon exercise of the Warrants are exempt from registration under the Securities Act;

(iii)	it understands that:

(A)	Ordinary Shares issued upon exercise of the Warrants will be subject to certain restrictions on transfer as set out in the Prospectus;

(B)	a new holding period for the Ordinary Shares issued upon exchange of such Warrant for cash, for purposes of Rule 144 under the Securities Act, will commence upon issue of such Ordinary Shares; and

(C)	its exercise of Warrants and acquisition of Ordinary Shares was not solicited by any form of general solicitation or general advertising and that it has been given access to information sufficient to permit it to make an informed decision as to whether to invest in the Ordinary Shares; or

(b)	it is located outside the United States and is not a U.S. Person and is not exercising the Warrants for the account or benefit of a U.S. Person; and:

(i)	it is acquiring the Ordinary Shares to be issued upon exercise of such Warrants in an offshore transaction within the meaning of Regulation S;

(ii)	its exercise of Warrants and acquisition of Ordinary Shares to be issued upon exercise of such Warrants were not solicited by means of any “directed selling efforts” as defined in Regulation S;

(iii)	it understands that:

(A)	the Ordinary Shares will be subject to certain restrictions on transfer as set out in the Prospectus;

(B)	the Ordinary Shares have not been and will not be registered under the Securities Act and may not be offered or sold in the United States or to, or for the account or benefit of U.S. Persons, other than QIBs, absent registration or an exemption from registration under the Securities Act; and

(C)	a new holding period for the Ordinary Shares issued upon exchange of such Warrants for cash, for purposes of Rule 144 under the Securities Act, will commence upon issue of such Ordinary Shares;

4.10.2

no portion of the assets used by the Warrantholder to exercise its Subscription Rights constitutes or will constitute the assets of (i) an “employee benefit plan” that is subject to Part 4 of Subtitle B of Title I of ERISA, (ii) a plan, individual retirement account or other arrangement that is subject to section 4975 of the U.S. Tax Code, (iii) entities whose underlying assets are considered to include “plan assets” of any plan, account or arrangement described in preceding Clause (i) or (ii), or (iv) any governmental plan, church plan, non-U.S. plan or other investor whose purchase or holding of Ordinary Shares would be subject to any state, local, non-U.S. or other laws or regulations similar to Part 4 of Subtitle B of Title I of ERISA or section 4975 of the U.S. Tax Code or that would have the effect of the regulations issued by the U.S. Department of Labor set forth at 29 CFR section 251 0.3-1 01, as modified by section 3(42) of ERISA; and

4.10.3	it is not a resident of Canada, Australia or Japan (or any other jurisdiction where the offer or sale of relevant securities would violate the relevant securities laws of such jurisdiction) and is not exercising the Warrants on behalf of any such person.

4.11	The Registrar, the Receiving Agent and the Company reserve the right to delay taking any action on any particular instructions from the Warrantholder if any of them considers that it needs to do so to obtain further information from the Warrantholder or to comply with any legal or regulatory requirement binding on it (including the obtaining of evidence of identity to comply with money laundering regulations), or to investigate any concerns they may have about the validity of or any other matter relating to the instruction.

4.12	The Company shall not be obliged to issue and deliver Ordinary Shares pursuant to the exercise of a Warrant unless (i) such Ordinary Shares have been registered or qualified or deemed to be exempt under the securities laws of the jurisdiction of state of residence of the Warrantholder; (ii) a registration statement under the Securities Act with respect to the Ordinary Shares is effective, (iii) the Warrantholder provides the Company with reasonable assurance that such Ordinary Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (“Rule 144”) and the applicable sale of the Ordinary Shares to be made in reliance on Rule 144 is made in accordance with the terms of Rule 144, or (iii) in the opinion of U.S counsel to the Company, the exercise of the Warrants is exempt from the registration requirements of the Securities Act and such Ordinary Shares are qualified for sale or exempt from qualification under applicable securities laws of jurisdictions in which the Warrantholder resides. Warrants may not be exercised by, or Ordinary Shares issued or delivered to, any Warrantholder in any state or other jurisdiction in which such exercise or issue and delivery of Ordinary Shares would be unlawful.

4.13	At any time during the Subscription Period, the Board will have the discretion to refuse to accept a notice of exercise of Subscription Rights to the extent such exercise may affect the Company’s ability to meet the requirements in Listing Rule 14.3.2 which require a sufficient number of shares, being 25 per cent. of the shares for which application for admission has been made, to be in public hands (as defined in the Listing Rules).

5.	UNDERTAKINGS

5.1	Subject to the provisions of Clause 6 and, unless otherwise authorised by an Extraordinary Resolution, whilst any Subscription Rights remain outstanding, the Company shall at all times maintain all requisite shareholder or other authorities necessary to enable the issue of Ordinary Shares (free from any rights of pre-emption) pursuant to the exercise of all the Warrants outstanding from time to time.

6.	ADJUSTMENT OF SUBSCRIPTION RIGHTS

6.1

If the Company, at any time while Subscription Rights are outstanding, (i) issues any Ordinary Shares by way of dividend or distribution to holders of Ordinary Shares (solely in their capacity as holders of Ordinary Shares), (ii) subdivides (by any share split, recapitalization or otherwise) the number of Ordinary Shares outstanding into a larger number of Ordinary Shares or (iii) consolidates (by consolidation, combination, reverse share split or otherwise) the number of outstanding Ordinary Shares into a smaller number of Ordinary Shares, then in each such case the Exercise Price shall be divided by the quotient of (x) the number of Ordinary Shares outstanding immediately after such event divided by (y) number of Ordinary

Shares outstanding immediately before such event (the result of such quotient is referred to herein the “Adjustment Percentage”). Any adjustment made pursuant to sub clause (i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to sub clause (ii) or (iii) shall become effective immediately after the effective date of such subdivision or consolidation. Following each adjustment to the Exercise Price pursuant to the immediately preceding sub clauses (i), (ii) or (iii), the Portion shall also be adjusted in accordance with the definition thereof so that after such adjustment the aggregate Exercise Price payable hereunder shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

6.2	On any adjustment to the Exercise Price pursuant to this Clause 6, the resultant Exercise Price, if not an integral multiple of one cent, will be rounded to the nearest cent (0.5 cents being rounded upwards).

6.3	If:

(i)	the Board determines that an adjustment should be made to the Exercise Price and/or the Portion to which each Warrant relates as a result of one or more events or circumstances not referred to in Clause 6.1; or

(ii)	an event which gives or may give rise to an adjustment under Clause 6.1 occurs in circumstances such that the Board, in its absolute discretion, determines that the adjustment provisions of Clause 6.1 need to be operated subject to some modification in order to give a result which is fair and reasonable in all the circumstances, then the Board may make any adjustment to the Exercise Price and/or Portion or modification to the operation of Clause 6.1 as it determines in good faith to be fair and reasonable to take account of the relevant event or circumstance and upon determination the adjustment (if any) will be made and will take effect in accordance with the determination.

6.4	Notwithstanding any other provision of this Instrument, no adjustment will be made to the Exercise Price or the Portion other than as expressly set forth in Clauses 6.1 and 6.3.

7.	MANDATORY REDEMPTION

7.1	Upon the occurrence of the Redemption Event, each Warrant, unless previously exercised or cancelled before the date set for redemption in accordance with Clause 7.3, will be mandatorily redeemed by the Company for $0.01 per Warrant.

7.2	The Redemption Event occurs if the daily Average Price of an Ordinary Share for any ten consecutive Trading Days is equal to or greater than the Redemption Trigger Price.

7.3	The Company will give Warrantholders notice of the Redemption Event having occurred within 20 days of its occurrence in accordance with the terms of this Instrument and will redeem all Warrants falling to be redeemed on the date set by the Redemption Notice, being a date no longer than 30 days following the occurrence of the Redemption Event. Any Warrant which is exercised before the date set for Redemption by the Redemption Notice will not be redeemed.

7.4	On the date fixed for redemption, the Company shall pay to each holder of Warrants falling to be redeemed the amount due in respect of such redemption and upon making such payment the relevant Warrant will be cancelled.

7.5	If the Board determines that an adjustment should be made to the Redemption Trigger Price as a result of matters such as any subsequent consolidation or subdivision of the Ordinary Shares or issue of Ordinary Shares to Shareholders by way of dividend or distribution, the Board shall determine in good faith as soon as practicable what adjustment (if any) to the Redemption Trigger Price is fair and reasonable and upon determination the adjustment (if any) will be made and will take effect in accordance with the determination.

8.	GENERAL OFFERS AND LIQUIDATION

8.1	While any Subscription Rights remain outstanding, if at any time an offer is made to all holders of Ordinary Shares (or all such holders other than the offeror and/or any company controlled by the offeror and/or persons acting in concert with the offeror) to acquire all or some of the issued Ordinary Shares and the Company becomes aware on or before the end of the Subscription Period that as a result of such offer (or as a result of such offer and any other offer made by the offeror) the right to cast a majority of the votes which may ordinarily be cast on a poll at a general meeting of the Company has or will become vested in the offeror and/or such companies or persons as aforesaid, the Company will give notice to the Warrantholders of such vesting within 14 days of it occurring, and each such Warrantholder will be entitled, at any time within the period of 30 days immediately following the date of such notice, to exercise his Subscription Rights on the terms on which the same could have been exercised if they had been exercisable and had been exercised on the date of such notice after which time all Subscription Rights will lapse. If any part of such period falls after the end of the Subscription Period, the end of the Subscription Period will be deemed to be the last business day of that 30 day period.

8.2	If in connection with the Acquisition holders of Ordinary Shares are offered or receive shares in another company (the “New Company”) the Directors may, in their absolute discretion, determine that the Subscription Rights be replaced by new subscription rights in respect of shares of the New Company and Clause 8.1 will not apply if it would otherwise do so. Any such new subscription rights will be equivalent to the Subscription Rights (as determined by the Directors in their absolute discretion acting in good faith) and will be on such terms as the Directors consider in their absolute discretion acting in good faith to be fair and reasonable.

8.3	If the Company enters into liquidation, all Subscription Rights will lapse on the date of entry into liquidation.

9.	TRANSFER AND TITLE

9.1	Warrants shall be transferable individually and in integral multiples by an instrument of transfer in any usual or common form or such other form as may be approved by or on behalf of the Board. The Registrar shall maintain a register of Warrantholders in registered form and the provisions of Schedule 2 (Registration, Transfer and Transmission) relating to the transfer, transmission and registration of Warrants shall have full effect as if the same had been incorporated in this Instrument.

9.2	The Company shall be entitled to appoint such person or persons as the Company thinks fit as the Registrar and to remove any such person or persons and make a new appointment in their stead. The Company shall forthwith give a notice of any change in the identity or address of the Registrar in accordance with Clause 13.2.

9.3	The registered holder of a Warrant shall be treated as its absolute owner for all purposes notwithstanding any notice of ownership or notice of previous loss or theft or of trust or other interest therein (except as ordered by a court of competent jurisdiction or required by law). The Company shall not (except as stated above) be bound to recognise any other claim to or interest in any Warrant.

9.4	No transfer of any Warrant to any person will be registered without the consent of the Company if it would constitute a transfer to a Prohibited Person.

9.5	Subject to compliance with all applicable laws and regulations for the time being in force, the Company may make arrangements to enable Warrants to be held in uncertificated form (whether in the form of depositary interests or otherwise) in such manner as the Directors may determine from time to time.

10.	MEETINGS OF WARRANTHOLDERS

10.1	All the provisions of the Articles as to general meetings apply mutatis mutandis to meetings of Warrantholders as though the Warrants were a class of shares forming part of the capital of the Company, but:

10.1.1	the necessary quorum is the requisite number of Warrantholders (present in person or by proxy) entitled to subscribe for two-tenths in number of the Ordinary Shares attributable to such outstanding Warrants;

10.1.2	every Warrantholder present in person or by proxy at any such meeting is entitled on a show of hands to one vote and every such Warrantholder present in person or by proxy is entitled on a poll to one vote for each Ordinary Share for which he is entitled to subscribe;

10.1.3	any Warrantholder present in person or by proxy may demand or join in demanding a poll; and

10.1.4	if at any adjourned meeting a quorum as above defined is not present, the Warrantholder or Warrantholders then present in person or by proxy are a quorum.

10.2	Without prejudice to the generality of the foregoing, the Warrantholders, by way of Extraordinary Resolution, shall have power to:

10.2.1	sanction any compromise or arrangement proposed to be made between the Company and the Warrantholders or any of them;

10.2.2	sanction any proposal by the Company for modification, abrogation, variation or compromise of, or arrangement in respect of the rights of the Warrantholders against the Company whether such rights shall arise under this Instrument or otherwise;

10.2.3	sanction any proposal by the Company for the exchange or substitution for the Warrants of, or the conversion of the Warrants into, shares, stock, bonds, debentures, debenture stock, warrants or other obligations or securities of the Company or any other body corporate formed or to be formed;

10.2.4	assent to any modification of the conditions to which the Warrants are subject and/or the provisions contained in this Instrument which shall be proposed by the Company;

10.2.5	authorise any person to concur in and execute and do all such documents, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution;

10.2.6	discharge or exonerate any person from any liability in respect of any act or omission for which such person may have become responsible under this Instrument; and

10.2.7	give any authority, direction or sanction which under the provisions of this Instrument is required to be given by Extraordinary Resolution.

11.	MODIFICATIONS

11.1	Any modification to this Instrument and any of the rights attached to the Warrants may be effected only by an instrument in writing, executed by the Company and expressed to be supplemental to this Instrument and, save in the case of a modification which is of a formal, minor or technical nature or made to correct a manifest error, only if it shall first have been sanctioned by an Extraordinary Resolution of the Warrantholders.

11.2	A memorandum of every such supplemental instrument shall be endorsed on this Instrument.

11.3	Notice of every modification to this Instrument shall be given by the Company to the Warrantholders in accordance with Clause 13.2.

12.	PURCHASE, SURRENDER AND CANCELLATION

12.1	The Company may at any time purchase Warrants:

12.1.1	by tender (available to all Warrantholders alike) at any price; or

12.1.2	on or through the market; or

12.1.3	by private treaty at any price.

12.2	The Company shall accept the surrender of Warrants at any time.

12.3	All Warrants purchased pursuant to Clause 12.1 or surrendered shall be cancelled forthwith and may not be reissued or sold.

13.	AVAILABILITY OF INSTRUMENT AND NOTICES

13.1	Every Warrantholder shall be entitled to inspect a copy of this Instrument at the offices of the Registrar’s agent, Computershare Investor Services (Jersey) Limited whose address is at: Queensway House, Hilgrove Street, St. Helier, Jersey, JE1 1ES (or such other place as the Registrar may appoint) during normal business hours (Saturdays, Sundays and public holidays in the location of the Registrar’s agent excepted), and shall be entitled to receive a copy of this Instrument against payment of such charges as the Board may impose in its absolute discretion.

13.2	Notices to be given pursuant to the provisions of this Instrument shall be given in accordance with paragraph 4 of Schedule 2 (Registration, Transfer and Transmission ).

13.3	The Company will use reasonable endeavours to give written notice to each Warrantholder at least fifteen calendar days prior to the date on which the Company closes its books or takes a record (A) with respect to any distribution on the Ordinary Shares or (B) for determining rights to vote with respect to any voluntary dissolution or voluntary liquidation of the Company.

14.	PURCHASE OF ORDINARY SHARES BY THE COMPANY

14.1	The Company may at any time purchase Ordinary Shares, or arrange for the purchase of Ordinary Shares on its behalf or by any other member of its group, and whether by way of tender offer, without requiring, in each case, the consent of Warrantholders for such purchase.

15.	ENFORCEMENT

15.1	The Company acknowledges and covenants that the benefit of the covenants, obligations and conditions on the part of or binding upon it contained in this Instrument and the Schedules hereto shall enure to the benefit of each and every Warrantholder.

15.2	Each Warrantholder shall be entitled to enforce the said covenants, obligations and conditions against the Company insofar as such Warrantholder’s Warrant is concerned, without the need to join the allottee of any such Warrant or any intervening or other Warrantholder in the proceedings for such enforcement.

16.	GOVERNING LAW

16.1	This Instrument and the Warrants and any dispute or claim arising out of or in connection with any of them or their subject matter or formation (including non-contractual disputes or claims) shall be governed by, and construed in accordance with, the law of Cayman Islands.

16.2	The courts of the Cayman Islands shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Instrument or any Warrant or their subject matter or formation (including non-contractual disputes or claims).

IN WITNESS THEREOF this Instrument has been executed by the Company as a deed and is delivered on the date first written above.

SCHEDULE 1

FORM OF WARRANT CERTIFICATE

THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE (INCLUDING THE SECURITIES ISSUABLE UPON EXERCISE OF ANY WARRANT) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER THE ACT.

THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE (INCLUDING THE SECURITIES ISSUABLE UPON THE EXERCISE OF ANY WARRANT) ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE WARRANT INSTRUMENT DATED 17 MAY 2013, EXECUTED BY THE COMPANY (THE “WARRANT INSTRUMENT”). COPIES OF SUCH INSTRUMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE OFFICES OF THE REGISTRAR’S AGENT, COMPUTERSHARE INVESTOR SERVICES (JERSEY) LIMITED AT THE ADDRESS BELOW (OR SUCH OTHER PLACE AS THE REGISTRAR MAY APPOINT).

SEE ANNEX A TO THIS WARRANT CERTIFICATE FOR ADDITIONAL RESTRICTIVE LEGENDS APPLICABLE TO THIS WARRANT

No. of Certificate:	[—]

Number of Warrants:	[—]

Date of issue:	[—]

Warrants to subscribe for ordinary share(s) in

PLATFORM ACQUISITION HOLDINGS LIMITED

Registered Office: Nemours Chambers, Road Town, Tortola, British Virgin Islands

incorporated in the British Virgin Islands

(Registered number: 1771302)

This is to certify that [—]

of [—]

is/are the registered holder(s) of [—] Warrants in Platform Acquisition Holdings Limited issued pursuant to and in accordance with the terms of the Warrant Instrument (as from time to time amended) executed by Platform Acquisition Holdings Limited. Words and expressions used in this Warrant Certificate and the Subscription Notice shall have the same meanings as in the Warrant Instrument.

The registered holder is entitled in respect of every one Warrant held to subscribe for the applicable Portion of an Ordinary Share during the Subscription Period on the terms and conditions set forth in the Warrant Instrument. At the date of issue of this certificate, the applicable Portion is [one-third][insert applicable Portion if there has been a prior adjustment] of an Ordinary Share.

Warrants are exercisable only as specified in Clause 4 of the Warrant Instrument.

Transfer of any of the Warrants comprised herein will not be registered without production of this Warrant Certificate.

The Warrant Instrument is enforceable severally by each Warrantholder and is available for inspection at the offices of the Registrar’s agent, Computershare Investor Services (Jersey) Limited at the address below (or such other place as the Registrar may appoint) until the end of the Subscription Period.

Executed by the Company on [—] 2013.

The address for Computershare Investor Services (Jersey) Limited is: Queensway House, Hilgrove Street, St. Helier, Jersey, JE1 1ES.

Annex A

PRIOR TO INVESTING IN THE SECURITIES OR CONDUCTING ANY TRANSACTIONS IN THE SECURITIES, INVESTORS ARE ADVISED TO CONSULT PROFESSIONAL ADVISERS REGARDING THE RESTRICTIONS ON TRANSFER SUMMARIZED BELOW AND ANY OTHER RESTRICTIONS.

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). HEDGING TRANSACTIONS INVOLVING THIS SECURITY MAY NOT BE CONDUCTED DIRECTLY OR INDIRECTLY, UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER.

THIS SECURITY MAY NOT BE ACQUIRED, HELD BY OR TRANSFERRED TO (I) AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO THE U.S. EMPLOYEE RETIREMENT SECURITIES ACT OF 1974, AS AMENDED (“ERISA”), (II) A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR ARRANGEMENT THAT IS SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR TO ANY OTHER STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT WOULD HAVE THE SAME EFFECT AS REGULATIONS PROMULGATED UNDER ERISA BY THE U.S. DEPARTMENT OF LABOR AND CODIFIED AT 29 C.F.R. SECTION 2510.3-101 (AS MODIFIED BY SECTION 3(42) OF ERISA) SO AS TO CAUSE THE UNDERLYING ASSETS OF PLATFORM SPECIALTY PRODUCTS CORPORATION (THE “COMPANY”) TO BE TREATED AS ASSETS OF THAT INVESTING ENTITY BY VIRTUE OF ITS INVESTMENT IN THE COMPANY AND THEREBY SUBJECT THE COMPANY (OR PERSONS RESPONSIBLE FOR THE INVESTMENT AND OPERATION OF THE COMPANY’S ASSETS) TO LAWS OR REGULATIONS THAT ARE SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS CONTAINED IN TITLE I OF ERISA OR SECTION 4975 OF THE CODE, OR (III) AN ENTITY THE UNDERLYING ASSETS OF WHICH ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF SUCH PLANS, ACCOUNTS AND ARRANGEMENTS AND WHICH HAVE PURCHASED THIS SECURITY ON BEHALF OF, OR WITH “PLAN ASSETS” OF, ANY PLAN (COLLECTIVELY A “PLAN”).

SUBSCRIPTION NOTICE

In order to exercise all or any of the Warrants represented by this Warrant Certificate the certificate should be submitted with this Subscription Notice duly completed and signed, together with the payment in cleared funds referred to below, to Computershare Investor Services PLC (the Registrar’s Receiving Agent) at the following address: Computershare Priority Application, Corporate Actions, Bristol, BS99 6AJ, United Kingdom.

To:	The Directors, Platform Acquisition Holdings Limited

I/We the undersigned, being the registered holder(s) of the Warrants comprised in this Warrant Certificate (and the several Warrant Certificates (if any) enclosed with this Subscription Notice) hereby give(s) notice of his/their wish to exercise [—] Warrant(s) to subscribe for [—] Ordinary Shares in Platform Acquisition Holdings Limited in accordance with the provisions of the Warrant Instrument.

I/We enclose payment for $[—] in favour of Platform Acquisition Holdings Limited being the aggregate payment of the full subscription price for the total number of such Warrants. *

*	Please contact the Receiving Agent if you wish to pay by way of electronic transfer.

I/we represent, warrant and agree:

(I)	either:

(a)	I/we am/are a “qualified institutional buyer” or QIB” within the meaning of Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and am/are exercising for my/our own account or the account of a QIB and am/are doing so in reliance upon an applicable exemption from the registration requirements of the Securities Act; and:

(i)	understand that the Ordinary Shares to be issued upon exercise of the Warrants have not been and will not be registered under the Securities Act;

(ii)	I/we may be asked to supply an opinion of legal counsel that the Ordinary Shares issuable upon exercise of the Warrants are exempt from registration under the Securities Act;

(iii)	understand that:

(A)	Ordinary Shares issued upon exercise of the Warrants will be subject to certain restrictions on transfer as set out in the prospectus published by the Company on [—] 2013 (the “Prospectus”);

(B)	a new holding period for the Ordinary Shares issued upon exchange of such Warrants for cash, for purposes of Rule 144 under the Securities Act, will commence upon issue of such Ordinary Shares; and

(C)

my/our exercise of Warrants and acquisition of Ordinary Shares to be issued upon exercise of such Warrants was not solicited by any form of general solicitation or general advertising (as those terms are defined in Regulation D under the Securities Act) and that it has been given access to information sufficient to permit it to make an informed decision as to whether to invest in such Ordinary Shares; or

(b)	I/we am/are located outside the United States and am/are not a “U.S. Person” (as defined in Regulation S under the Securities Act) and am/are not exercising the Warrants for the account or benefit of a U.S. Person; and:

(i)	am/are acquiring the Ordinary Shares to be issued upon exercise of such Warrants in an offshore transaction within the meaning of Regulation S;

(ii)	my/our exercise of Warrants and acquisition of Ordinary Shares to be issued upon exercise of such Warrants were not solicited by means of any “directed selling efforts” as defined in Regulation S;

(iii)	understand that:

(A)	the Ordinary Shares will be subject to certain restrictions on transfer as set out in the Prospectus;

(B)	the Ordinary Shares have not been and will not be registered under the Securities Act and may not be offered or sold in the United States or to, or for the account or benefit of U.S. Persons, other than QIBs, absent registration or an exemption from registration under the Securities Act; and

(C)	a new holding period for the Ordinary Shares issued upon exchange of such Warrants for cash, for purposes of Rule 144 under the Securities Act, will commence upon issue of such Ordinary Shares;

(II)	no portion of the assets used by the Warrantholder to exercise my/our Subscription Rights constitutes or will constitute the assets of (i) an “employee benefit plan” that is subject to Part 4 of Subtitle B of Title I of ERISA, (ii) a plan, individual retirement account or other arrangement that is subject to section 4975 of the U.S. Tax Code, (iii) entities whose underlying assets are considered to include “plan assets” of any plan, account or arrangement described in preceding Clause (i) or (ii), or (iv) any governmental plan, church plan, non-U.S. plan or other investor whose purchase or holding of Ordinary Shares would be subject to any state, local, non-U.S. or other laws or regulations similar to Part 4 of Subtitle B of Title I of ERISA or section 4975 of the U.S. Tax Code or that would have the effect of the regulations issued by the U.S. Department of Labor set forth at 29 CFR section 251 0.3-1 01, as modified by section 3(42) of ERISA; and

(III)	I/we am/are not a resident of Canada, Australia or Japan (or any other jurisdiction where the offer or sale of relevant securities would violate the relevant securities laws of such jurisdiction) and is not exercising the Warrants on behalf of any such person.

I/We direct you to allot the registered shares in Platform Acquisition Holdings Limited issued pursuant hereto to the person(s) whose name(s) and address(es) is/are set out in the Form of Nomination set out below and who has signed the acceptance set out therein or, if none is set out, to me/us in which event I/we agree to accept such shares subject to the Memorandum of Association and Articles of Association of Platform Acquisition Holdings Limited. I/We authorise and request the entry of the name(s) of such persons in the register of shareholders of the Company in respect thereof.

I/We require the despatch of:

(a)	[—] certificates in respect of the Ordinary Shares in Platform Acquisition Holdings Limited to be allotted to such persons; and

(b)	a Warrant Certificate in the name(s) of such persons for any balance of my/our Warrants remaining exercisable,

at the risk of such persons to such address as is set out in the Form of Nomination or, if none is set out, to my/our address set out in the Register of Warrantholders or (in the case of joint holders) to the address of that one whose name stands first in such form of Nomination or (if applicable) Register in respect of the Warrants represented by this Warrant Certificate by ordinary postal service.

Dated [—]

Signature(s)

GUIDANCE NOTES:

Exercise of the Warrants represented by this Warrant Certificate may be consolidated with the exercise of Warrants represented by other Warrant Certificates by the use of only one Subscription Notice, provided that the other Warrant Certificates are attached to the Subscription Notice.

In the case of joint holdings, all joint holders must sign.

FORM OF NOMINATION

Please insert in BLOCK CAPITALS in the box below the full name(s) of the person(s) to whom you wish the Ordinary Shares arising on the exercise of your Warrants to be allotted and the address to which the certificate for such Ordinary Shares together with any balance certificate for Warrants should be sent and the address of the sole or first-named Warrantholder.

I/We agree to accept all the fully paid Ordinary Shares of the Company to be allotted to me/us subject to the Memorandum of Association and Articles of Association of the Company.

Signed

Dated

If the above box is left blank in the case of Warrants held in certificated form, the Ordinary Shares will be allotted to the Warrantholder(s) named in the attached Warrant Certificate and the certificate for such Ordinary Shares together with any balance Warrant Certificate will be sent to the registered address of the sole or first-named Warrantholder.

SCHEDULE 2

REGISTRATION, TRANSFER AND TRANSMISSION

1.	REGISTRATION AND TITLE

1.1	An accurate register of the Warrants (the “Register”) will be kept by the Registrar and there shall be entered in the Register:

1.1.1	the names and addresses of the Warrantholders;

1.1.2	the amount of Warrants held by every registered holder; and

1.1.3	the date upon which the name of every such registered holder is entered in respect of the Warrants standing in his name.

1.2	Any change of name or address on the part of a Warrantholder shall forthwith be notified to the Registrar at the office of its agent, Computershare Investor Services (Jersey) Limited, Queensway House, Hilgrove Street, St. Helier, Jersey, JE1 1ES, (or such other place as the Registrar may appoint) who shall cause the Register to be altered accordingly. The Register may be closed by the Company for such period or periods and at such times as it may think fit provided that it shall not be closed for more than thirty days in any calendar year. Any transfer made while the Register is so closed shall, as between the Company and the person claiming under the transfer (but not otherwise), be considered as made immediately after the reopening of the Register. The Warrantholders or any of them, and any person duly authorised by any such holder, shall be at liberty at all reasonable times during office hours to inspect the Register and to take copies of or extracts from the same or any part thereof.

1.3	The Company shall be entitled to treat the registered holder of any Warrant as the absolute owner thereof for all purposes notwithstanding any notice of ownership or writing thereon or notice of previous loss or theft or of trust (whether express or implied) or other interest therein (except as ordered by a court of competent jurisdiction or required by law) and shall not (except as aforesaid) be bound to recognise any equitable or other claim to or interest in such Warrant.

1.4	Every Warrantholder will be recognised by the Company as entitled to his Warrants free from any equity, set-off or cross-claim on the part of the Company against the original or any intermediate holder of the Warrants.

2.	TRANSFER

2.1	Every transfer of a Warrant shall be made by instrument of transfer in the usual or common form or in any other form which may be approved by the Board. The instrument of transfer of a Warrant shall be signed by or on behalf of the transferor but need not be signed by or on behalf of the transferee.

The transferor shall be deemed to remain the holder of the Warrant until the name of the transferee is entered in the Register in respect thereof. The Company shall not be obliged to give effect to any such instrument which purports to transfer any Warrants in respect of which a Subscription Notice shall have been received.

2.2	The Company may decline to recognise any instrument of transfer unless such instrument is deposited at the office of the Registrar’s agent, Computershare Investor Services (Jersey)

Limited, Queensway House, Hilgrove Street, St. Helier, Jersey, JE1 1ES (or such other place as the Registrar may appoint) accompanied by the Warrant Certificate to which it relates, and such other evidence as the Registrar may reasonably require to show the right of the transferor to make the transfer and, if the instrument of transfer is executed by some other person on behalf of the transferor, the authority of that person so to do. The Registrar may waive production of any Warrant Certificate upon evidence satisfactory to the Registrar of its loss or destruction or upon execution of an appropriate indemnity. All instruments of transfer which are registered may be retained by the Company for so long as it thinks fit together with the cancelled Warrant Certificates.

2.3	No fee shall be charged by the Company in respect of the registration of any instrument of transfer or probate or letters of administration or certificate of marriage or death, or power of attorney or other document relating to or affecting the title to any Warrants or otherwise for making any entry in the Register affecting the title to any Warrants.

2.4	The registration of a transfer shall be conclusive evidence of the approval by the Company and the Registrar of the transfer and the Company shall, on registration, issue the transferee with a Warrant Certificate in respect of the Warrants transferred.

3.	TRANSMISSION

3.1	In the case of the death of a Warrantholder the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company and the Registrar as having any title to his Warrants, but nothing herein contained shall release the estate of a deceased Warrantholder (whether sole or joint) from any liability in respect of any Warrant solely or jointly held by him.

3.2	Subject to any other provision herein contained, any person becoming entitled to a Warrant in consequence of the death or bankruptcy of a Warrantholder or otherwise than by transfer may, upon producing such evidence of title as the Company shall reasonably require, and subject as hereinafter provided, be registered himself as holder of the Warrant.

3.3	Subject to any other provision herein contained, if any person becoming entitled to a Warrant in consequence of the death or bankruptcy of a Warrantholder or otherwise than by transfer shall elect to be registered himself, he shall deliver or send to the Company and the Registrar at the office of its agent, Computershare Investor Services (Jersey) Limited, Queensway House, Hilgrove Street, St. Helier, Jersey, JE1 1ES (or such other place as the Registrar may appoint) a notice in writing signed by him stating that he so elects. All the limitations, restrictions and provisions herein contained relating to the right to transfer and the registration of transfers of Warrants shall be applicable to any such notice of transfer as aforesaid as if the death or bankruptcy of the Warrantholder had not occurred and the notice of transfer were a transfer executed by such Warrantholder.

3.4	A person becoming entitled to a Warrant in consequence of the death or bankruptcy of a Warrantholder shall be entitled to receive and may give good discharge for any monies payable in respect thereof, but shall not be entitled to receive notices of or to attend or vote at meetings of the Warrantholders or, save as aforesaid, to any of the rights or privileges of a Warrantholder until he shall have become a Warrantholder in respect of the Warrant.

4.	NOTICES

4.1	Every Warrantholder shall register with the Company and the Registrar an address to which copies of notices can be sent. Any notice or document may be given or served by the

Company on any Warrantholder either personally or by sending it by post in a prepaid letter addressed to such Warrantholder at his registered address as appearing in the register or by facsimile transmission to any facsimile number notified by such Warrantholder to the Company.

4.2	Any notices given pursuant to the provisions of this Schedule with respect to Warrants standing in the names of joint holders shall be given to whichever of such persons is named first in the Register and such notice so given shall be sufficient notice to all the holders of such Warrants.

4.3	Proof that an envelope containing a notice was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given. Any notice given by facsimile transmission shall be deemed to have been served in the absence of an indication of failure of transmission when transmitted. A notice shall be deemed to be given at the expiration of forty-eight hours after the envelope containing it was posted.

4.4	When a given number of days’ notice or notice extending over any other period is required to be given, the day of service shall, but the day upon which such notice shall expire shall not, be included in calculating such number of days or other period. The signature to any notice to be given by the Company may be written or printed.

4.5	Every person who by operation of law, transfer or other means whatsoever becomes entitled to a Warrant shall be bound by any notice in respect of such Warrant which, before his name is entered in the Register, has been duly given to the person from whom he derives his title.

4.6	If at any time by reason of the suspension or curtailment of postal services the Company is unable effectively to convene a meeting of the Warrantholders by notices sent through the post, such a meeting may be convened by a notice advertised on the same date in at least two national daily newspapers with appropriate circulations (and, where there is a suspension or curtailment of postal services within the British Isles, at least one of which shall be published in London) and such notice shall be deemed to have been duly served on all Warrantholders entitled thereto at noon on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if prior to the meeting the posting of notices to addresses again becomes practicable.

4.7	Any Warrantholder present, either personally or by proxy, at any meeting of the Warrantholders shall for all purposes be deemed to have received due notice of such meeting, and, where requisite, of the purposes for which such meeting was called.

4.8	Any notice or document delivered or sent by post to or left at the registered address of any Warrantholder in pursuance of this Instrument shall, notwithstanding that such Warrantholder is then dead, bankrupt, of unsound mind or (being a corporation) in liquidation, and whether or not the Company has notice of the death, bankruptcy, insanity or liquidation of such Warrantholder, be deemed to have been duly served in respect of any Warrant registered in the name of such Warrantholder as sole or joint holder unless his name has at the time of the service of the notice or document been removed from the Register as the holder of the Warrant, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the Warrant.

5.	Payment of Redemption or Other Moneys

Any redemption amount or other moneys payable to a Warrantholder may be paid by electronic transfer or cheque sent by post to the registered address of the person entitled or, if two or more persons are the holders of the Warrant or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of the one of those persons who is first named in the Register or to such person and to such address as the person or persons entitled may in writing direct (and in default of such direction to that one of the persons jointly so entitled as the Directors shall in their absolute discretion determine). Every cheque shall be made payable to the order of the person or persons entitled or to such other person as the person or persons entitled may in writing direct and payment of the cheque shall be a good discharge to the Company. Any joint holder or other person jointly entitled to a Warrant as aforesaid may give receipts for any dividend or other moneys payable in respect of the Warrant. Every cheque is sent at the risk of the person entitled to the payment. If payment is made by electronic transfer, the Company is not responsible for amounts lost or delayed in the course of making that payment.

EXECUTED as a deed by LORD PAUL	)
MYNERS, Chairman and ALUN CATHCART,	)	/s/ Lord Paul Myners
Director, duly authorised for and on behalf of
PLATFORM ACQUISITION HOLDINGS LIMITED

)
	)	/s/ Alun Cathcart